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                                                                   Exhibit 99.3


                        LORAL SPACE & COMMUNICATIONS INC.
                      CHARTER OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The Charter of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Loral Space & Communications Inc. (the "Company") is established as follows.

          I. MEMBERS. The Committee shall consist of at least three (3) members of the Board who are neither employees of nor service providers to the Company. The members of the Compensation Committee shall be independent directors (under all applicable rules and regulations) and shall be appointed by the Board and shall serve until their successors are duly elected and qualified or until their earlier resignation or removal by the Board of Directors. One (1) member of the Committee shall be elected Chairman of the Committee. The selection of the members of the Committee shall be made in accordance with (i) Section 162(m) of the Internal Revenue Code, as amended (or any successor to Section 162(m) as in effect from time to time), and income tax regulations promulgated thereunder as in effect from time to time, (ii) Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") (or any successor to Rule 16b-3 as in effect from time to time) and (iii) the applicable corporate governance rules of the Nasdaq National Market. The Compensation Committee shall meet on the call of its chairman, or on the call of its chairman upon the request of the full Board, but not less than once per year, and at any other time the Compensation Committee members may deem appropriate. The Compensation Committee has the sole authority to retain and terminate advisors to assist in evaluating director, CEO or senior executive compensation and any other matters described in this Charter, including the sole authority to approve such advisors' fees and other retention terms. A majority of the members of the Compensation Committee shall be a quorum to transact business.

          II. MEETINGS. The Committee will hold at least one regular meeting per year and additional meetings as the Committee members deem appropriate. Members of the Committee may participate in a meeting of the Committee by means of a telephone conference or similar means by which all persons participating in the meeting can hear one another and such participation in a meeting will constitute presence in person at the meeting. A majority of the members of the Committee shall constitute a quorum. Officers of the Company may attend these meetings at the invitation of the Committee, provided their attendance is in accordance with the applicable rules of the Nasdaq National Market.

         III. MINUTES AND REPORTS. Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The minutes shall also be maintained with the books and records of the Company.

         IV. PROCEDURES. The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.




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         V. DUTIES AND RESPONSIBILITIES.

         1. To review and recommend to the Board the compensation of officers and other senior executives of the Company, including but not limited to, developing compensation policies that will attract and retain the highest qualified executives, that will clearly articulate the relationship of corporate performance to executive compensation and that will reward executives for the Company's progress.

         2. To propose the adoption, amendment, and termination of stock option plans, stock appreciation rights plans, pension and profit sharing plans, stock bonus plans, stock purchase plans, bonus plans (including a management incentive bonus plan), deferred compensation plans, and other similar programs ("Compensation Plans") and to oversee the administration of the Compensation Plans in accordance with their terms.

         3. To review, approve and recommend the form and amount of awards to eligible Company executives in accordance with the terms of the applicable Compensation Plans.

         4. To prepare an annual report of the Company containing substantially the same information required to be contained in an Annual Report on Form 10-K under the Exchange Act which shall disclose the compensation policies applicable to the Company's executive officers.

         5. To review annually, and more frequently at the Committee's discretion, levels of salary, bonus and other compensation at the Company's competitors and at other comparable or similarly situated companies with the goal of ensuring that the Company's compensation policies are designed to attract and maintain executive management of superior quality and ability.

         6. To review and act upon such other compensation matters as the Board or the Chief Executive Officer of the Company wishes to have the Committee consider.

         7. To perform such other functions and have such other powers as may be necessary or convenient in the efficient discharge of the foregoing.

         8. To report to the Board from time to time, or whenever it shall be called upon to do so.

         9. To review and make recommendations to the Board regarding the amount and types of compensation that should be paid to the Company's outside directors, to ensure that such pay levels remain competitive, taking into account such factors as the Company's size, industry characteristics, location, the practices at comparable companies in the same region, and such other factors as the Committee deems relevant.

         10. To the extent practical, to monitor and ensure that independent directors continue to meet the applicable independence requirements of Section 162(m) of the Internal Revenue Code.

         11. To retain such legal, financial or other advisors as may be necessary or advisable to assist the Committee in fulfilling its responsibilities, at the expense of the Company. In



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addition, the Committee shall have access to internal advisors and all other resources within the Company to assist it in carrying out its duties and responsibilities.

         12. To do every other act incidental to, arising out of or in connection with, or otherwise related to, the authority granted to the Committee hereby or the carrying out of the Committee's duties and responsibilities hereunder.

         13. To annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for its approval.

         14. To annually review and assess the performance of the Committee and deliver a report to the Board setting forth the results of its evaluation.

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